Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Record Quarterly Financial Results and Increases Quarterly Distribution by 2.7% to $0.87 Per Unit

TULSA, OKLAHOMA, July 28, 2014 — Alliance Holdings GP, L.P. (NASDAQ: AHGP) today reported record quarterly financial results for the quarter ended June 30, 2014 (the “2014 Quarter”).  On the strength of record results by its operating subsidiary, Alliance Resource Partners, L.P. (NASDAQ: ARLP), AHGP’s net income rose 26.8% to a record $77.3 million, or net income per basic and diluted limited partner interest of $1.29 per unit, an increase of 26.5% compared to the quarter ended June 30, 2013 (the “2013 Quarter”).  (Operating results for AHGP reflect those of the operating subsidiaries of ARLP and, as a result, AHGP reports its financial results on a consolidated basis with the financial results of ARLP.  For a discussion of net income presentation, please see the end of this release.)

AHGP also announced that the Board of Directors of its general partner (the “Board”) increased the cash distribution to unitholders for the 2014 Quarter to $0.87 per unit, or an annualized rate of $3.48 per unit, payable on August 19, 2014 to AHGP’s unitholders of record as of the close of trading on August 12, 2014.  The declared quarterly cash distribution represents a 10.8% increase over the cash distribution of $0.785 per unit for the 2013 Quarter and an increase of 2.7% over the first quarter 2014 distribution of $0.8475 per unit.

“AHGP’s performance remained strong during the 2014 Quarter,” said Joseph W. Craft III, President and Chief Executive Officer.  “Record first half results and expectations for continued distribution growth from ARLP over the balance of 2014 led our Board to increase quarterly distributions to AHGP’s unitholders for the twenty-fifth consecutive quarter.”

AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP.  The declared distribution is based on the distribution AHGP will receive from its ownership interests in ARLP, which today announced a quarterly distribution for the 2014 Quarter of $0.625 per unit, or $2.50 per unit on an annualized basis, payable on August 14, 2014 to all unitholders of record as of the close of trading on August 7, 2014.  (See ARLP Press Release dated July 28, 2014.)

Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $53.0 million, or $212.0 million on an annualized basis. AHGP’s primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2014 an estimated $4.6 million in general and administrative expenses.

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AHGP and ARLP will discuss their 2014 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern.  To participate in the conference call, dial (866) 510-0707 and provide pass code 29562831.  International callers should dial (617) 597-5376 and provide the same pass code.  Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week.  To access the audio replay, dial (888) 286-8010 and provide pass code 27955898.  International callers should dial (617) 801-6888 and provide the same pass code.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business.  Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of Alliance Resource Partners, L.P. (NASDAQ: ARLP), through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP.  In addition, AHGP owns 31,088,338 ARLP common units.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.  For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ARLP Partnership’s ability to respond to such changes; changes in coal prices, which could affect the ARLP Partnership’s operating results and cash flows; risks associated with the ARLP Partnership’s expansion of its operations and properties; legislation, regulations, and court decisions and interpretations thereof, including those relating to the environment, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which the ARLP Partnership’s customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability; the ARLP Partnership’s productivity levels and margins earned on its coal sales; changes in raw material costs; changes in the availability of skilled labor; the ARLP Partnership’s ability to maintain satisfactory relations with its employees; increases in labor costs, adverse changes in work rules, or cash payments or projections associated with post-mine reclamation and workers’ compensation claims; increases in transportation costs and risk of transportation delays or interruptions; operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; the coal industry’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership’s coal reserves; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies we do not control.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014 with the SEC.  Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

SALES AND OPERATING REVENUES:
Coal sales	$575,191	$541,574	$1,100,736	$1,076,083
Transportation revenues	5,810	4,971	11,815	11,905
Other sales and operating revenues	17,463	6,933	27,847	13,460
Total revenues	598,464	553,478	1,140,398	1,101,448

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	352,893	347,437	675,135	696,012
Transportation expenses	5,810	4,971	11,815	11,905
Outside coal purchases	2	790	4	1,392
General and administrative	20,268	17,006	38,167	32,719
Depreciation, depletion and amortization	67,052	68,207	133,893	132,589
Total operating expenses	446,025	438,411	859,014	874,617

INCOME FROM OPERATIONS	152,439	115,067	281,384	226,831
Interest expense, net	(8,748)	(6,218)	(16,811)	(12,836)
Interest income	417	178	806	312
Equity in loss of affiliates, net	(7,373)	(5,699)	(13,614)	(9,566)
Other income	323	353	629	627
INCOME BEFORE INCOME TAXES	137,058	103,681	252,394	205,368
INCOME TAX EXPENSE (BENEFIT)	—	108	—	(589)
NET INCOME	137,058	103,573	252,394	205,957
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(59,711)	(42,596)	(107,600)	(84,978)
NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$77,347	$60,977	$144,794	$120,979

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$1.29	$1.02	$2.42	$2.02
DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.8475	$0.7625	$1.675	$1.5025

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING - BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	June 30,	December 31,
ASSETS	2014	2013

CURRENT ASSETS:
Cash and cash equivalents	$24,620	$98,375
Trade receivables	174,753	153,662
Other receivables	1,104	776
Due from affiliates	2,681	1,889
Inventories	54,491	44,214
Advance royalties	11,072	11,454
Prepaid expenses and other assets	5,741	16,264
Total current assets	274,462	326,634

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	2,703,121	2,645,872
Less accumulated depreciation, depletion and amortization	(1,067,836)	(1,031,493)
Total property, plant and equipment, net	1,635,285	1,614,379

OTHER ASSETS:
Advance royalties	19,021	18,813
Due from affiliate	11,361	11,560
Equity investments in affiliates	176,506	130,410
Other long-term assets	24,344	24,883
Total other assets	231,232	185,666
TOTAL ASSETS	$2,140,979	$2,126,679

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$90,274	$79,772
Due to affiliates	161	290
Accrued taxes other than income taxes	23,334	19,086
Accrued payroll and related expenses	43,307	47,105
Accrued interest	906	996
Workers’ compensation and pneumoconiosis benefits	9,287	9,065
Current capital lease obligations	1,306	1,288
Other current liabilities	13,622	18,625
Current maturities, long-term debt	248,000	36,750
Total current liabilities	430,197	212,977

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	533,750	831,250
Pneumoconiosis benefits	50,924	48,455
Accrued pension benefit	16,933	18,182
Workers’ compensation	53,334	54,949
Asset retirement obligations	76,404	80,807
Long-term capital lease obligations	16,383	17,135
Other liabilities	6,326	7,331
Total long-term liabilities	754,054	1,058,109
Total liabilities	1,184,251	1,271,086

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners — Common Unitholders 59,863,000 units outstanding	544,530	500,070
Accumulated other comprehensive loss	(4,250)	(4,198)
Total AHGP Partners’ Capital	540,280	495,872
Noncontrolling interests	416,448	359,721
Total Partners’ Capital	956,728	855,593
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,140,979	$2,126,679

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2014	2013

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$378,416	$373,087

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(154,578)	(163,030)
Changes in accounts payable and accrued liabilities	2,608	(4,055)
Proceeds from sale of property, plant and equipment	19	9
Proceeds from insurance settlement for property, plant and equipment	4,512	—
Purchases of equity investments in affiliate	(60,000)	(47,500)
Payments to affiliate for acquisition and development of coal reserves	(1,401)	(18,860)
Advances/loans to affiliate	—	(2,531)
Net cash used in investing activities	(208,840)	(235,967)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on term loan	(6,250)	—
Borrowings under revolving credit facilities	142,800	77,000
Payments under revolving credit facilities	(222,800)	(90,000)
Payments on capital lease obligations	(734)	(584)
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(2,991)	(3,015)
Distributions paid by consolidated partnership to noncontrolling interests	(53,085)	(48,748)
Distributions paid to Partners	(100,271)	(89,944)
Net cash used in financing activities	(243,331)	(155,291)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(73,755)	(18,171)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	98,375	31,111

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24,620	$12,940

Presentation of Net Income

Consolidated net income includes earnings attributable to both AHGP and noncontrolling interests.  Unless otherwise noted, any reference to net income in this release represents net income attributable to AHGP.

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